Exhibit 99

FOR IMMEDIATE RELEASE

NEWS RELEASE
Triad Guaranty Inc.
NASDAQ Symbol: TGIC
www.triadguaranty.com


Contact: Ron Kessinger
         Senior Executive Vice President, Chief Operating Officer
         800-451-4872 ext.1104
         rkessinger@tgic.com


                  TRIAD GUARANTY INC. REPORTS EIGHTEEN PERCENT
                      INCREASE IN THIRD QUARTER NET INCOME


WINSTON-SALEM, N.C., October 29, 2004 -- Triad Guaranty Inc. (NASDAQ: TGIC) today reported record quarterly net income of $14.8 million for the third quarter of 2004, an increase of 18 percent over net income of $12.5 million for the third quarter of 2003. Diluted earnings per share for the third quarter of 2004 totaled $1.00 compared to $0.86 in the third quarter of 2003. Realized investment losses, net of taxes, reduced diluted earnings per share in the third quarter of 2004 by $0.01 compared to a contribution of $0.03 per share in the third quarter of 2003 from realized net investment gains.

For the first nine months of 2004, net income increased 15 percent to $43.2 million compared to $37.5 million for the same period of 2003. Diluted earnings per share were $2.94 for the first nine months of 2004 compared to $2.59 for the first nine months of 2003.

Darryl W. Thompson, President and Chief Executive Officer, said, "We are very pleased with our third quarter results. We continued to experience strong earned premium growth combined with improvements in persistency rates. Despite an overall decline in mortgage originations, our insurance in force had solid growth and our results continue to demonstrate the strength of our company."

Insurance in force increased 22 percent to $35.8 billion at September 30, 2004 compared to $29.3 billion at September 30, 2003. Total insurance written for the third quarter of 2004 was $4.0 billion, down from $6.6 billion in the third quarter of 2003. Insurance written attributable to structured bulk transactions totaled $1.3 billion in the third quarter of 2004 compared to $1.6 billion for the third quarter of 2003. Insurance written on flow business in the third quarter of 2004 was $2.7 billion compared to $5.0 billion in the third quarter of 2003, due to a sharp decline in refinance activity from the prior period.

Refinance business accounted for 22 percent of flow insurance written for the third quarter of 2004 compared to 52 percent for the same period of 2003. Persistency, or the percentage of insurance remaining in force compared to one year prior, continued to improve to 66.8 percent at September 30, 2004 from 50.7 percent at December 31, 2003 and 49.0 percent at September 30, 2003.

The Company's expense ratio improved to 28.6 percent in the third quarter of 2004 compared to 32.7 percent in the third quarter of 2003, due to lower amortization of deferred acquisition costs as a result of improved persistency. The loss ratio was 25.8 percent for the third quarter of 2004 compared to 20.0 percent for the same period of 2003, primarily reflecting further seasoning of the insurance in force. The Company's ratio of delinquent loans to total certificates in force, including both flow and bulk, was 1.92 percent at September 30, 2004 compared to 1.80 percent at December 31, 2003 and 1.67 percent at September 30, 2003.

Mr. Thompson stated, "The decline in refinancing activity has moderated production levels in 2004 as anticipated. We expect this trend to continue during the remainder of 2004. Our delinquency rates and loss ratios have increased as expected, but our high quality book of business continues to deliver loss performance superior to that of the industry."


Triad Guaranty Inc.'s wholly owned subsidiary, Triad Guaranty Insurance Corporation, is a nationwide mortgage insurer providing mortgage insurance (MI) to residential mortgage lenders. Private MI makes homeownership available to borrowers with equity of less than 20%, facilitates the sale of mortgage loans in the secondary market and protects lenders from default-related expenses. For more information about Triad Guaranty Insurance Corporation, visit the company's web site at www.triadguaranty.com.

Diluted realized gains/(losses) per share, net of taxes is a non-GAAP measure. We believe this is relevant and useful information to investors because, except for losses on impaired securities, it shows the effect that the Company's discretionary sales of investments had on earnings.

This document contains forward-looking statements which involve various risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. Attention is directed to the discussion of risks and uncertainties as part of the Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 contained in the Company's most recent annual report, Form 10-K and other reports filed with the Securities and Exchange Commission.
                                     - ### -
 (Relevant Triad Guaranty Inc. financial statistics follow this news release.)

                               Triad Guaranty Inc.
                          Consolidated Income Statement
                                   (Unaudited)

                                                              Three Months Ended          Nine Months Ended
                                                                 September 30,               September 30,
                                                              2004          2003           2004          2003
                                                              ----          ----           ----          ----
                                                              (Dollars in thousands except per share amounts)
     Premiums written:
       Direct                                               $ 45,453     $ 40,448       $ 128,798    $ 112,352
       Assumed                                                     -            -               1            2
       Ceded                                                  (9,137)      (7,329)        (25,860)     (19,715)
                                                            --------     --------       ---------    ---------
          Net premiums written                              $ 36,316     $ 33,119       $ 102,939    $  92,639
                                                            ========     ========        ========    =========
     Earned premiums                                        $ 35,819     $ 30,323       $ 103,814    $  86,721
     Net investment income                                     5,255        4,229          14,439       12,895
     Realized investment gains (losses)                         (142)         763             416        1,528
     Other income                                                  5            4              10           20
                                                            --------     --------       ---------    ---------
       Total revenues                                         40,937       35,319         118,679      101,164

     Net losses and loss adjustment expenses                   9,234        6,053          25,818       16,698
     Interest expense on debt                                    693          693           2,079        2,079
     Amortization of deferred policy acquisition costs         3,670        5,315          10,305       12,757
     Other operating expenses - net                            6,699        5,528          19,768       16,537
                                                            --------     --------       ---------    ---------
     Income before income taxes                               20,641       17,730          60,709       53,093

     Income taxes                                              5,845        5,183          17,494       15,563
                                                            --------     --------       ---------    ---------
     Net income                                             $ 14,796     $ 12,547        $ 43,215    $  37,530
                                                            ========     ========        ========    =========

     Basic earnings per share                               $   1.02     $   0.87        $   2.98    $    2.63
     Diluted earnings per share                             $   1.00     $   0.86        $   2.94    $    2.59

Weighted average common and common
        stock equivalents outstanding (in thousands)
       Basic                                                  14,547       14,353          14,503       14,285
       Diluted                                                14,748       14,559          14,713       14,470

NON-GAAP INFORMATION:
     Diluted realized gains (losses) per share,
        net of taxes                                        $  (0.01)    $   0.03        $   0.02    $    0.07

                               Triad Guaranty Inc.
                           Consolidated Balance Sheet

                                                           (Unaudited)                      (Unaudited)
                                                          September 30,    December 31,    September 30,
                                                              2004             2003             2003
                                                              ----             ----             ----
                                                        (Dollars in thousands except per share amounts)
Assets:
  Invested assets:
     Fixed maturities, available for sale, at market      $  439,529       $  375,097       $  325,173
     Equity securities, available for sale, at market         11,844           12,771           12,207
  Short-term investments                                      13,581           25,659           48,337
                                                          ----------       ----------       ----------
                                                             464,954          413,527          385,717

  Cash                                                         6,579              973            4,271
  Deferred policy acquisition costs                           32,177           29,363           29,864
  Prepaid federal income tax                                 112,405           98,124           92,691
  Other assets                                                30,850           33,592           37,224
                                                          ----------       ----------       ----------
       Total assets                                       $  646,965       $  575,579       $  549,767
                                                          ==========       ==========       ==========
Liabilities:
  Losses and loss adjustment expenses                     $   32,547       $   27,186       $   25,522
  Unearned premiums                                           14,724           15,629           14,516
  Deferred income tax                                        132,003          115,459          108,154
  Long-term debt                                              34,491           34,486           34,484
  Other liabilities                                           14,966           12,889           11,951
                                                          ----------       ----------       ----------
      Total liabilities                                      228,731          205,649          194,627

Stockholders' equity:
  Retained earnings                                          315,426          272,211          258,650
  Accumulated other comprehensive income                      12,626           11,190           10,406
  Other equity accounts                                       90,182           86,529           86,084
                                                          ----------       ----------       ----------
     Total stockholders' equity                              418,234          369,930          355,140
                                                          ----------       ----------       ----------
Total liabilities and stockholders' equity                $  646,965       $  575,579       $  549,767
                                                          ==========       ==========       ==========

Stockholders' equity per share:
  Including unrealized gains or losses on investments     $    28.75       $    25.62       $    24.61
  Excluding unrealized gains or losses on investments     $    27.88       $    24.85       $    23.89

Common shares outstanding                                 14,547,502       14,438,637       14,430,395

                               Triad Guaranty Inc.
                  Sequential Quarterly Statistical Information
                                   (Unaudited)

                                          Sep 30,    Jun 30,   Mar 31,    Dec 31,   Sep 30,  Jun 30,  Mar 31,   Dec 31,    Sep 30,
                                            2004      2004      2004       2003      2003     2003     2003      2002       2002
                                            ----      ----      ----       ----      ----     ----     ----      ----       ----
                                                                 (Dollars in millions unless otherwise indicated)
Direct insurance in force                 $35,821   $34,757   $33,886    $31,748   $29,291   $26,914  $26,004   $25,379   $25,009
     - Flow business                      $27,936   $27,385   $27,224    $26,901   $25,918   $24,680  $23,400   $22,464   $21,480
     - Bulk business                      $ 7,885   $ 7,372   $ 6,662    $ 4,847   $ 3,373   $ 2,234  $ 2,604   $ 2,915   $ 3,529

Alt-A insurance in force                  $ 9,092   $ 8,202   $ 7,345    $ 5,436   $ 3,986   $ 2,871  $ 2,824   $ 2,937   $ 3,082
     - Flow business                      $ 1,600   $ 1,315   $ 1,238    $ 1,203   $ 1,117   $   978  $   811   $   676   $   515
     - Bulk business                      $ 7,492   $ 6,887   $ 6,107    $ 4,233   $ 2,869   $ 1,893  $ 2,013   $ 2,261   $ 2,567

Direct risk in force (gross)              $ 7,506   $ 7,309   $ 7,207    $ 7,024   $ 6,610   $ 6,245  $ 6,002   $ 5,791   $ 5,590
Net risk in force                         $ 6,956   $ 6,797   $ 6,734    $ 6,590   $ 6,210   $ 5,893  $ 5,699   $ 5,534   $ 5,371

Risk-to-capital ratio                      14.4:1    14.6:1    15.2:1     15.3:1    15.1:1    15.0:1   15.2:1    15.5:1    15.8:1

Number of insured loans                   260,591   254,510   249,683    236,234   221,053   205,046  195,928   190,480   186,762
     - Flow business                      211,300   208,384   207,314    205,033   198,366   189,161  178,868   171,723   165,525
     - Bulk business                       49,291    46,126    42,369     31,201    22,687    15,885   17,060    18,757    21,237

Annual Persistency                          66.8%     59.9%     54.6%      50.7%     49.0%     54.6%    59.1%     60.9%     61.3%
Quarterly persistency run rate              63.0%     56.9%     68.5%      46.3%     19.3%     33.6%    50.8%     32.1%     57.9%

Average loan size ($ thousands)
     - Flow business                      $ 132.2   $ 131.4   $ 131.3    $ 131.2   $ 130.7   $ 130.5  $ 130.8   $ 130.8   $ 129.8
     - Bulk business                      $ 160.0   $ 159.8   $ 157.2    $ 155.4   $ 148.7   $ 140.7  $ 152.7   $ 155.4   $ 166.0

Severity ($ thousands)
     - Flow business                      $  21.2   $  25.6   $  27.4    $  28.2   $  25.0   $  22.5  $  22.5   $  20.5   $  21.1
     - Bulk business                      $  17.6   $  22.5   $  30.2    $  26.9   $  20.0   $  12.3  $  27.5   $  14.8       N/A
Net paid claims and LAE ($ thousands)     $ 7,453   $ 6,879   $ 6,124    $ 5,466   $ 4,933   $ 4,046  $ 3,560   $ 3,025   $ 3,021
     - Flow business                      $ 6,368   $ 6,024   $ 5,355    $ 4,632   $ 4,070   $ 3,800  $ 3,419   $ 2,948   $ 3,021
     - Bulk business                      $ 1,085   $   855   $   769    $   834   $   863   $   246  $   141   $    77       N/A

Note: The Company periodically enters into structured transactions involving loans that have insurance effective dates within the current reporting period but for which detailed loan information regarding the insured loans is not provided until later. When this occurs, the Company accrues due premium in the reporting period based on each loan's insurance effective date; however, the loans are not reflected in the Company's inforce and related data totals until the loan level detail is reported to the Company. At September 30, 2004, the Company had approximately $67 million of structured transactions with effective dates within the third quarter for which loan level detail had not been received.

                               Triad Guaranty Inc.
              Sequential Quarterly Statistical Information (con't.)
                                   (Unaudited)

                                           Sep 30,   Jun 30,  Mar 31,     Dec 31,   Sep 30,   Jun 30,  Mar 31,  Dec 31,    Sep 30,
                                            2004      2004     2004        2003      2003      2003     2003      2002      2002
                                            ----      ----     ----        ----      ----      ----     ----      ----      ----
                                                               (Dollars in millions unless otherwise indicated)
Total delinquent loans                      5,008     4,765    4,722       4,242     3,700     3,351    3,009     2,379     1,956
    - Flow business                         3,469     3,319    3,343       3,053     2,675     2,510    2,280     2,120     1,741
    - Bulk business                         1,539     1,446    1,379       1,189     1,025       841      729       259       215
Total delinquency rate                      1.92%     1.87%    1.89%       1.80%     1.67%     1.63%    1.54%     1.25%     1.05%
    - Flow business                         1.64%     1.59%    1.61%       1.49%     1.35%     1.33%    1.27%     1.23%     1.05%
    - Bulk business                         3.12%     3.13%    3.25%       3.81%     4.52%     5.29%    4.27%     1.38%     1.01%

Risk Inforce by credit score - Flow
    - Under 575                              0.7%      0.8%     0.8%        0.8%      0.8%      0.8%     0.7%      0.7%       N/A
     575 - 619                               4.7%      4.7%     4.6%        4.6%      4.5%      4.6%     4.5%      4.4%       N/A
     620 and above                          94.6%     94.5%    94.6%       94.6%     94.7%     94.6%    94.8%     94.9%       N/A
Risk Inforce by credit score - Bulk
    - Under 575                              1.8%      2.3%     2.8%        4.1%      4.4%      3.8%     3.7%      3.2%       N/A
     575 - 619                               4.5%      5.2%     6.5%        8.5%     10.3%     12.5%    12.2%     10.0%       N/A
     620 and above                          93.7%     92.5%    90.7%       87.4%     85.3%     83.7%    84.1%     86.8%       N/A

Risk in force subject to captive
   reinsurance arrangements                 45.1%     44.9%    44.9%       45.9%     46.8%     48.4%    47.7%     45.7%     42.8%

Loss ratio - GAAP                           25.8%     22.5%    26.3%       21.6%     20.0%     19.0%    18.7%     15.4%     16.1%
Expense ratio - GAAP                        28.6%     29.7%    29.4%       34.0%     32.7%     29.3%    32.9%     35.2%     31.7%
Combined ratio - GAAP                       54.4%     52.2%    55.7%       55.6%     52.7%     48.3%    51.6%     50.6%     47.8%

Total insurance written                   $ 4,013   $ 4,414   $ 4,663    $ 5,224   $ 6,652   $ 4,853  $ 3,766   $ 3,753   $ 3,466
     - Flow                               $ 2,665   $ 2,950   $ 2,380    $ 3,255   $ 5,028   $ 4,667  $ 3,630   $ 3,753   $ 2,988
     - Bulk                               $ 1,348   $ 1,464   $ 2,282    $ 1,969   $ 1,624   $   186  $   136   $     -   $   478

NIW subject to captive reinsurance
   arrangements
    - Flow business                         51.3%     58.7%     60.3%      50.3%     44.1%     43.3%    48.5%     46.0%     56.3%

New risk written (gross)                  $   751   $   805   $   693    $   991   $ 1,305   $ 1,094  $   869   $   881   $   809

Product mix as a % of flow
    insurance written:
     95% LTV's                              50.0%     47.2%     45.0%      45.0%     42.3%     39.5%    37.4%     35.9%     46.5%
     ARMs                                   37.0%     33.2%     26.9%      26.1%     18.3%     14.5%    14.1%     14.5%     18.4%
     Monthly premium                        93.3%     90.7%     91.1%      83.1%     75.8%     71.4%    76.3%     78.5%     82.0%
     Annual premium                          6.2%      9.0%      8.5%      16.4%     23.7%     28.2%    23.3%     20.9%     17.5%
     Refinances                             22.0%     32.3%     35.4%      38.5%     52.3%     55.1%    57.2%     47.0%     31.2%